UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Entry into Stock Purchase Agreement

On March 31, 2014, Balchem Corporation, a Maryland corporation (“Balchem”), entered into a Stock Purchase Agreement (the “Agreement”) among Balchem, Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a Delaware corporation (“PCI”), Highlander Partners, L.P. (in its capacity as stockholder representative (the “Stockholder Representative”)), and the following shareholders and optionholders of PCI (each a “Seller” and collectively the “Sellers”):  2006 Hirsch Family Partnership No. 1, Ltd.; 2006 Hirsch Family Partnership No. 2, Ltd.; 2006 Hirsch Family Partnership No. 3, Ltd.; Highlander Partners, L.P.; Charles A. Nicolais; Dennis J. Reid; Dennis J. Reid Revocable Trust UTA; Darren Lane; Michael R. Nicolais; William F. Miller III; Alex Guiva; Chris McRorie; James Holdrieth; and Mark Miller.

PCI is a privately held supplier of customized food and beverage ingredient systems, headquartered in St. Louis, Missouri.  Neither Balchem nor any of its affiliates has any material relationship with any of the other parties to the Agreement, other than with respect to the Agreement.

The following is a summary of the terms and conditions of the Agreement and certain ancillary agreements contemplated therein:

•	Pursuant to, and subject to the terms and conditions of, the Agreement, Balchem will acquire all of the issued and outstanding shares of common stock of PCI (the “Shares”) from the Sellers (the “Acquisition”).

•	Balchem’s aggregate purchase price for the Shares (which includes the repayment of debt) is $567 million in cash, subject to certain adjustments as provided in the Agreement (the “Purchase Price”).

•	At the closing of the Acquisition, the aggregate portion of the Purchase Price payable to the Sellers and used for the repayment of debt will be approximately $539.5 million in cash, subject to certain adjustments as provided in the Agreement.

•	At the closing of the Acquisition, Balchem will deposit a portion of the Purchase Price ($27.5 million in cash) into escrow funds maintained by an escrow agent for certain purchase price adjustments and indemnification obligations under the Agreement. The escrow agent will hold the escrow funds in escrow and distribute the escrow funds in accordance with the terms of an escrow agreement executed contemporaneously with the Agreement. The escrow funds generally will be available for 18 months following the closing of the Acquisition for the Sellers’ indemnification obligations pursuant to the Agreement, after which time any remaining escrow funds generally will be distributed to the Sellers.

•	Balchem has made customary representations and warranties. Balchem has made additional representation and warranties regarding financing the Acquisition, including those relating to (i) its executed debt commitment letter (the “Debt Commitment Letter”), dated March 25, 2014, from Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Lead Arranger”), which provides the terms and conditions upon which the Lead Arranger has agreed to use commercially reasonable efforts to form a syndicate of financial institutions (including Bank of America, N.A.) to provide up to $450 million in debt financing of which $400 million will be available to fund payment of a portion of the Purchase Price (the “Debt Financing”) and Bank of America, N.A. has committed individually as a lender to provide up to $200 million of the Debt Financing and (ii) the sufficiency of the Debt Financing, together with Balchem’s available cash, to pay the Purchase Price, to refinance or repay PCI’s indebtedness, to pay all fees, costs and expenses payable by Balchem in connection with the Agreement and the consummation of the Acquisition and to provide for the working capital needs of PCI following the consummation of the Acquisition.

•	Balchem has made customary covenants. Balchem has made additional covenants regarding Balchem using its best efforts (i) to obtain the Debt Financing on the terms described in the Debt Commitment Letter and (ii) if any portion of the Debt Financing expires, is terminated or otherwise becomes unavailable, to arrange to obtain alternative financing so long as the terms thereof do not increase the total fees, interest and other costs of the Debt Financing (compared to the cost of the Debt Financing identified in the Debt Commitment Letter) by more than 35%.

•	PCI and the Sellers have made customary representations and warranties. PCI’s and the Sellers’ representations and warranties generally survive for 18 months after the closing of the Acquisition, subject to certain exceptions.

•	PCI and the Sellers have made customary covenants, including those relating to (i) PCI and the Sellers not soliciting other acquisition proposals and (ii) non-competition and non-solicitation. PCI has made additional covenants regarding providing commercially reasonable cooperation in connection with the arrangement, syndication, documentation and closing of the Debt Financing.

•	The obligation of the Sellers to consummate the Acquisition is subject to closing conditions, including (i) expiration or termination of the waiting period applicable to the consummation of the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) no legal proceedings that are reasonably expected to make, and no governmental orders that make, the Acquisition illegal and (iii) other customary closing conditions.

•	The obligation of Balchem to consummate the Acquisition is subject to closing conditions, including (i) expiration or termination of the waiting period applicable to the consummation of the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) no legal proceedings that are reasonably expected to make, and no governmental orders that make, the Acquisition illegal, (iii) there not having occurred a Material Adverse Effect (as defined in the Agreement), (iv) Charles Nicolais having executed and delivered an employment agreement with Balchem, (v) termination of certain agreements, (vi) Balchem’s receipt of PCI’s 2013 audited financial statements and (vii) other customary closing conditions.

•	Balchem will indemnify the Sellers against, and will hold the Sellers harmless from and against, any and all losses based upon (i) any breach of Balchem’s representations and warranties contained in the Agreement or (ii) any breach of any covenant, agreement or obligation to be performed by Balchem pursuant to the Agreement.

•	The Sellers (on a joint and several basis) shall indemnify Balchem, PCI, and each of their respective directors, officers, employees, stockholders, members, managers, partners and affiliates against, and shall hold them harmless from and against, and shall pay and reimburse each of them for, any and all losses based upon (i) any breach of PCI’s or the Stockholder Representative’s representations and warranties contained in the Agreement or in any certificate or instrument delivered by or on behalf of PCI or any Seller thereunder, (ii) any breach of any covenant, agreement or obligation to be performed by PCI or the Stockholder Representative pursuant to the Agreement, (iii) certain matters relating to PCI’s facility in Defiance, Ohio and (iv) certain other matters.

•	Each Seller (on an individual basis and not jointly and severally with other Sellers) shall indemnify Balchem, PCI, and each of their respective directors, officers, employees, stockholders, members, managers, partners and affiliates against, and shall hold them harmless from and against, and shall pay and reimburse each of them for, any and all losses based upon (i) any breach of certain representations and warranties of such Seller contained in the Agreement and (ii) any breach of any covenant, agreement or obligation to be performed by such Seller pursuant to the Agreement.

•	The Agreement includes customary termination provisions. The Agreement also provides that, in the event of termination of the Agreement under certain specified circumstances that do not arise from or relate to Balchem’s willful breach of the Agreement, Balchem will pay PCI a cash termination fee of $17 million as liquidated damages (the “Buyer Termination Fee”). (In the event of termination of the Agreement under other circumstances, Balchem may have liability to PCI or the Sellers in an amount that could be less than, equal to, or greater than the Buyer Termination Fee, depending on their losses.)

Balchem expects the Acquisition to close within the next 40 days.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors with information regarding its terms.  The Agreement is not intended to provide any factual information about Balchem or PCI.  The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by information in a confidential disclosure letter delivered by the Sellers and PCI to Balchem in connection with the execution of the Agreement.  The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties contained in the Agreement.  Moreover, the representations and warranties contained in the Agreement were made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Agreement that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Balchem, PCI or any of their respective subsidiaries or affiliates.  Additionally, information concerning the subject matter of the representations and warranties contained in the Agreement may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Balchem’s public disclosures.

Item 7.01.  Regulation FD Disclosure.

On March 31, 2014, Balchem issued a press release announcing its entry into the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description

2.1*
Stock Purchase Agreement, dated as of March 31, 2014, among Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a Delaware corporation, its shareholders and optionholders that are a party thereto, Balchem Corporation, a Maryland corporation, and, solely for the limited purposes described therein, Highlander Partners, L.P.

99.1	Press release dated March 31, 2014

__________

*	Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Letter (as such term is defined in the Stock Purchase Agreement), (ii) the Escrow Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the Conditional Option Exercise Agreements (as such term is defined in the Stock Purchase Agreement), (iv) the Nicolais Employment Agreement (as such term is defined in the Stock Purchase Agreement) and (v) the form of Available Funds Certificate (as such term is defined in the Stock Purchase Agreement). Balchem hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for Balchem and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These statements reflect Balchem’s expectation or belief concerning future events that involve risks and uncertainties.  Balchem can give no assurance that the expectations reflected in forward-looking statements will prove correct and various factors could cause results to differ materially from Balchem’s expectations, including:  the ability of the parties to consummate the proposed acquisition in a timely manner or at all; the satisfaction of conditions precedent to consummation of the acquisition, including the ability to secure regulatory approvals; successful completion of anticipated financing arrangements; and risks and factors identified in Balchem’s annual report on Form 10-K for the year ended December 31, 2013.  Forward-looking statements are qualified in their entirety by the above cautionary statement.  Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION
(Registrant)

By: /s/ Dino A. Rossi
Dino A. Rossi
President & Chief Executive Officer

Dated:  Apr. 1, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Stock Purchase Agreement, dated as of March 31, 2014, among Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a Delaware corporation, its shareholders and optionholders that are a party thereto, Balchem Corporation, a Maryland corporation, and, solely for the limited purposes described therein, Highlander Partners, L.P.

99.1	Press release dated March 31, 2014

__________

*	Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Letter (as such term is defined in the Stock Purchase Agreement), (ii) the Escrow Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the Conditional Option Exercise Agreements (as such term is defined in the Stock Purchase Agreement), (iv) the Nicolais Employment Agreement (as such term is defined in the Stock Purchase Agreement) and (v) the form of Available Funds Certificate (as such term is defined in the Stock Purchase Agreement). Balchem hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.